Exhibit 99.1
Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452

Customers Bancorp Provides Mid-Quarter Financial Update for Second Quarter 2022

West Reading, PA (June 16, 2022) - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively "Customers" or "CUBI"), today issued a mid-quarter financial update highlighting the following:

•Management expects to meet or beat guidance of $4.75-$5.00 Core EPS (excluding PPP) for full year 2022
◦Tangible book value per share is expected to exceed $40 by year-end 2022
◦Return on common equity is expected to be greater than 17% for full year 2022
•Credit trends continue to remain stable with no notable credit deterioration despite the economic tightening
◦NPLs/Total loans: 0.25% at May 31, 2022 compared to 0.31% at March 31, 2022
◦30-89 Day delinquencies: 0.27% at May 31, 2022 compared to 0.25% at March 31, 2022
•Loan growth quarter-to-date (“QTD”) (excluding PPP) has exceeded $1.5 billion led by our well structured low credit risk specialty lending verticals
◦Over 98% of growth from commercial lending of which 72% is from specialty lending verticals
◦Our new Fund Finance specialty lending vertical crossed $1 billion in outstanding balances this quarter
•Deposit growth QTD has exceeded $1 billion
◦CBIT/Digital Asset deposits are stable and expected to increase for Q2 2022
•Our AFS securities portfolio was $3.8 billion at May 31, 2022
◦Portfolio has a short duration of approximately 2.1 years, an average yield of approximately 2.5%, and approximately 50% of the securities are floating rate
◦Approximately $500 million of AFS securities were reclassified to held-to-maturity in June 2022
◦We do not expect further material negative AOCI book value impact in the coming quarters
•~549k shares repurchased QTD at an average price below $40
•We continue to remain moderately asset sensitive in a rapidly rising interest rate environment

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Institutional Background

Customers Bancorp, Inc. (NYSE:CUBI) is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank, a full-service bank with $19.2 billion in assets at March 31, 2022. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking and lending services to small and medium-sized businesses, professionals, individuals, and families. Services and products are available wherever permitted by law through mobile-first apps, online portals, and a network of offices and branches. Customers Bank provides blockchain-based digital payments via the Customers Bank Instant Token (CBIT TM) which allows clients to make real-time payments in US dollars, 24 hours a day, 7 days a week, 365 days a year.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2021, subsequently filed quarterly reports on

Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.